Exhibit 5.1

October 9, 2015

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057

Ladies and Gentlemen:

We have acted as counsel for Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of up to 1,054,709 common units representing limited liability company interests in the Company (the “Common Units”) issuable under the Amended and Restated Eagle Rock Energy Partners, L.P. Long-Term Incentive Plan (the “Plan”).

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Plan;

(iii)	the Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 15, 2014 (the “LLC Agreement”);

(iv)	the Certificate of Formation of the Company, dated as of October 13, 2006;

(v)	certain resolutions adopted by the Company’s board of directors approving and authorizing, among other things, the adoption of the Plan, the filing of the Registration Statement with the SEC and other related matters; and

(vi)	such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making our examination, we have assumed and not verified that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws and (vii) the Common Units will be sold and issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when the Company has taken all necessary action to approve the issuance of the Common Units, the terms of the offering and related matters and (ii) the Common Units have been issued and delivered by the Company in accordance with the Plan and instruments executed pursuant to the Plan which govern the awards to which the Common Units relate, then the Common Units will be validly issued, fully paid (to the extent required under the LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act, as amended (the “Delaware Act”)).

Vanguard Natural Resources, LLC

October 9, 2015

We express no opinion other than as to the federal laws of the United States of America and the Delaware Act (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Delaware Act.

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law after the effective date of the Registration Statement.

Very truly yours,

/s/ Paul Hastings LLP